SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

Date of Report (Date of earliest event reported) February 2, 1998



                 Qualified Properties 80, L.P.
     (Exact name of registrant as specified in its charter)



      Virginia                0-10222               13-3046808
State or other jurisdiction  Commission            IRS Employer
  of incorporation           File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn.: Andre Anderson                 10285
Address of principal executive offices            Zip Code



Registrant's telephone number, including area code (212) 526-3237



Item 2. Disposition of Assets:

On February 2, 1998, Qualified Properties 80, L.P. (the "Partnership") closed on the sale of Stevens Creek Office Building (the "Property"). The Property was sold for net proceeds of $15,223,030 to 5300 Stevens Creek Boulevard Inc. (the "Buyer"), a Delaware Corporation unaffiliated with the Partnership. The selling price was determined by arm's length negotiations between the Partnership and the Buyer. The transaction resulted in a gain on sale of approximately $7.9 million, which will be reflected in the Partnership's statement of operations for the three months ending March 31, 1998.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         QUALIFIED PROPERTIES 80, L.P.

                    BY:  QP80 REAL ESTATE SERVICES, INC.
                         General Partner



Date:  February 17, 1998 BY:  /s/Jeffrey C. Carter
                              Jeffrey C. Carter
                              Director and President


Date: February 17, 1998  BY:  /s/Michael T. Marron
                              Michael T. Marron
                              Vice President and
                               Chief Financial Officer